Republic and canton of Geneva
Department of territory
State Councilor

PER REGISTERED MAIL

DT	SES Société d’Energie case
Case postale 3918	Solaire SA
1211 Geneva 3	ATTN Mr. Olivier Ouzilou,
president
Route de Saint-Julien 129
1228 Plan-les-Ouates

N/ref.: RCR/CF/14.2.599/sm
N° aigle: 615339-2009
Geneva, July 1, 2009

DECISION

Concerns:
Funds for the development of renewable energies and savings of energies – Request of modification of the decision rendered on 8 October 2008 in the matter n° 597 and of the related loan agreement N° 08/03

Having regards to the decision of the Department of territory, matter N° 597, from 8 October 2008 and the related loan agreement N° 08/03;

Having regards to the request filed 7 May 2009;

Having regards to the favorable advance notice rendered by the commission of attribution (hereinafter: the commission) in June 2009;

Recalling from the foregoing that the request concerns a year extension of repayment of a bridge-loan of CHF 5’000’000 granted by the department of territory (DT) (hereinafter: the department) to SES Société d’Energie Solaire SA by decision of 8 October 2008;

Having regards to SES Société d’Energie Solaire SA, which also requests a revision on interest rate, backdated, due to lowered interest rates on the market;

Having regards to payment of the amount of the loan executed on 6 November 2008 and of the expiration date of the loan on 6 May 2009;

Recalling from the law perspective that the project still meets the goals provided by articles 1 lit. a, b, c, d, e, f, and h of the law and 2 lit. a, b, c, d, e, f, and h of the ordinance;

Having regards to the fact that it aims to have effects as described in article 7 of the ordinance;

Having regards to the fact that it is notorious that the interest rates have decreased those last months;

Having regards to the fact that the commission has provided with a favorable advance notice of renewal of the bridge-loan of CHF 5’000’000 for a period of 6 months under decision N° 597 rendered on 8 October 2008 and the related loan agreement N° 08/03 and has fixed the interest rate to 3% per annum starting from 7 May 2009;

Having regards to the elements of this matter, it is justified to grant SES Société d’Energie Solaire SA the requested renewal according to the conditions provided in the advance notice rendered by the commission;

Having regards to the fact that those modifications are part of the amendment to the loan agreement N° 08/03 enclosed to this decision;

According to such reasons,

Having regards to, under a law perspective, articles 1 and ff of the Act of Establishing Two Funds for the Development of Renewable Energies and Economies of Energies and articles 1 and ff of the ordinance of implementation of the Act of Establishing Two Funds for the Development of Renewable Energies and Economies of Energies;

The department of territory modifies the operative of its decision rendered on 8 October 2008 as follows:

1. Extends the loan agreement of CHF 5’000’000, which was granted to SES Société d’Energie Solaire SA, for a period of 6 months, backdated to 7 May 2009.

2. Says that the interest rate is of 3% per annum starting 7 May 2009.

3. Says that the aforementioned modifications are part of an amendment to the loan agreement N° 08/03, enclosed to this decision.

4. Says that in addition to this, conditions and expenditures fixed in the decision dated 8 October 2008 and in the loan agreement N° 08/03 remain unchanged.

5. Says that this decision takes effect on the date of signature of the enclosed amendment to the loan agreement by both parties.

Rober Kramer

Appendix: amendment to the loan agreement N° 08/03, in two copies.

The present notification, which represents a decision according to art. 4 of the law of administrative procedure (LPA, E 5 10), may be challenged before the cantonal administrative commission, 4, rue Ami-Lullin, case postale 3888, 1211 Genève 3, within 30 days after its notification, in compliance with article 9A of the Act of Establishing Two Funds for the Development of Renewable Energies and Economies of Energies (L 2 40), and according to articles 57 and 63 LPA. The request of appeal must be filed in writing and contain, in order to be valid, the designation of the challenged decision and the other conclusions raised by the appealing party.

Department of territory
Service of energy

Matter n° 597

Funds for the Development of Renewable Energies and Economies of Energies

Amendment to loan agreement N° 08/03

between

Etat de Genève, Department of Territory, Cantonal Energy Service, lender

and

SES Société d’Energie Solaire SA, domiciled at 129 route de Saint-Julien, 1228 Plan-les-Ouates, borrower

The loan agreement is modified as follows:

1. The loan agreement is extended for a period of 6 months maximum starting on 7 May 2009.

2. The interest rate is of 3% per annum starting 7 May 2009.

3. Conditions to the loan agreement N° 08/03 remain unchanged.

This amendment is drafted on 1 July 2009 in two original copies whereby one is handed to the borrower and the other to the State of Geneva, department of territory, energy service.

For the borrower	For the Etat de Genève, department of
territory:

SES	Mr Oliver Epelly, director of the Energy
Service

Geneva, July 6, 2009	Geneva, __________